June 22, 2007

BIODELIVERY SCIENCES INTERNALTIONAL, INC.
EXPIRATION OF WARRANTS ("BDSIW") CUSIP 09060J 11 4

The Company's Warrants have expired by their own terms. The Warrants will be suspended before the open of trade on Monday, June 25, 2007.
The Exchange has filed a Form 25 to remove the warrants from registration and listing.